EXHIBIT 99.2
NOTICE OF GUARANTEED DELIVERY
Reynolds American Inc.
Offer to Exchange Up to the Aggregate Principal Amounts of the Series of Notes
Issued by R.J. Reynolds Tobacco Holdings, Inc. Shown Below
For Newly Issued Notes of Reynolds American Inc.

Aggregate
Principal
Amount	Series of RJR Notes	RJR Notes CUSIP Nos.	Series of RAI Notes	Maturity Date

$63,551,000	6.500% Notes due 2007	76182 KAM 7	6.500% Senior Secured Notes due 2007	June 1, 2007
$14,269,000	7.875% Notes due 2009	76182 KAL 9/ 74960 LBN 5	7.875% Senior Secured Notes due 2009	May 15, 2009
$735,000	6.500% Notes due 2010	76182 KAR 6	6.500% Senior Secured Notes due 2010	July 15, 2010
$82,073,000	7.250% Notes due 2012	76182 KAN 5	7.250% Senior Secured Notes due 2012	June 1, 2012
$555,000	7.300% Notes due 2015	76182 KAS 4	7.300% Senior Secured Notes due 2015	July 15, 2015
Pursuant to the Prospectus dated                           , 2006
     This Notice of Guaranteed Delivery or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates representing any series of notes (“the RJR Notes”) of Reynolds American Inc.’s direct, wholly-owned subsidiary, R.J. Reynolds Tobacco Holdings, Inc. listed in the table above are not immediately available, (ii) the RJR Notes, the Letter of Transmittal and any other documents required by the Letter of Transmittal cannot be delivered to The Bank of New York Trust Company, N.A. (the “Exchange Agent”) on or prior to the Expiration Date (as defined below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery or one substantially equivalent to this form may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent, and must be received by the Exchange Agent on or prior to the Expiration Date. See “The Exchange Offer — Guaranteed Delivery Procedures” in the Prospectus.
The Exchange Offer will expire at 5:00 p.m., New York City time, on                  , 2006, or such later date and time to which the Exchange Offer may be extended (the “Expiration Date”). Withdrawal rights for acceptances of the Exchange Offer will expire at that time, unless the Expiration Date is extended.
The Exchange Agent for the Exchange Offer is:
The Bank of New York Trust Company, N.A.

By Mail, Overnight Courier or Hand Delivery:	By Facsimile:
The Bank of New York Trust Company, N.A. 101 Barclay Street Floor 7E Reorganization Unit Attn: New York, New York 10286	The Bank of New York Trust Company, N.A. (212) 298-1915 Reorganization Unit Attn: Confirm by Telephone: (212) 815- For Information Telephone: (212) 815-
     Delivery of this Notice of Guaranteed Delivery to an address, or transmission of instructions via a fax number, other than as listed above, will not constitute a valid delivery.
     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Letter of Transmittal), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for guarantee of signatures.

Ladies and Gentlemen:
      The undersigned hereby tenders to Reynolds American Inc., R.J. Reynolds Tobacco Holdings, Inc., R. J. Reynolds Tobacco Company, Conwood Holdings, Inc., Santa Fe Natural Tobacco Company, Inc., Lane, Limited, RJR Acquisition Corp., FHS, Inc., R. J. Reynolds Tobacco Co., GMB, Inc., Conwood Company, LLC, Conwood Sales Co., LLC, Scott Tobacco LLC, RJR Packaging, LLC, R.J. Reynolds Global Products, Inc. and Rosswil LLC (the “Issuers”) upon the terms and subject to the conditions set forth in the Prospectus dated                 , 2006 (as the same may be amended or supplemented from time to time, the “Prospectus”), and the related Letter of Transmittal (which together with the Prospectus constitute the “Exchange Offer”), receipt of which is hereby acknowledged, the aggregate principal amount of RJR Notes indicated below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer — Guaranteed Delivery Procedures.”

DESCRIPTION OF RJR NOTES TENDERED

	Certificate	Aggregate
Name(s) and Address(es) of	Number(s)	Principal Amount	Principal Amount
Registered Holder(s)	(if available)	Represented	Tendered*

Total:

  * Unless otherwise indicated, the Holder will be deemed to have tendered the full aggregate principal amount represented by such RJR Notes. Tenders of RJR Notes will be accepted only in minimum denominations of $1,000 and in integral multiples of $1,000.

☐ Check here if tendered RJR Notes will be delivered by book-entry transfer and complete the following:
The Depository Trust Company Account Number:

      All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity, bankruptcy or dissolution of the undersigned and every obligation of the undersigned hereunder shall be binding upon the undersigned’s heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

PLEASE COMPLETE AND SIGN BELOW

Signature(s):

Must be signed by the registered holder(s) as the name(s) appear(s) on the certificate(s) for the RJR Notes or by any person(s) authorized to become registered holder(s) by endorsements and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth full title and submit proper evidence satisfactory to the Issuers of the signatory’s authority to so act.
Dated:

Name(s):

(Please Print)
Capacity:

Address:

Telephone Number with Area Code:

GUARANTEE OF DELIVERY
(Not to be used for signature guarantee)
     The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an “eligible guarantor institution,” including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, government securities broker or government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (each of the foregoing being referred to as an “Eligible Institution”), hereby guarantees to deliver to the Exchange Agent at its address set forth herein the RJR Notes tendered hereby in proper form for transfer (or a confirmation of book-entry transfer of such RJR Notes into the Exchange Agent’s account at The Depository Trust Company (“DTC”), pursuant to the procedures for book-entry transfer), together with one or more properly completed and duly executed Letter(s) of Transmittal or facsimiles thereof (or a properly transmitted Agent’s Message in the case of a tender through DTC’s Automated Tender Offer Program (“ATOP”)), with any required signature guaranteed, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.
     The undersigned acknowledges that it must deliver the Letter(s) of Transmittal or facsimile thereof (or a properly transmitted Agent’s Message in the case of tender through ATOP) and the RJR Notes tendered hereby to the Exchange Agent (or a properly transmitted confirmation of book-entry transfer in the case of a book-entry transfer of such RJR Notes to the Exchange Agent’s account at DTC) within the time period set forth above and failure to do so could result in a financial loss to the undersigned.

Name of Institution	Authorized Signature

Address Line 1	Title

Address Line 2

Area Code and Telephone Number	Date
Do not send RJR Notes with this form. RJR Notes should be sent to the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal.

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